UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2015

CU BANCORP

(Exact name of registrant as specified in its charter)

California	001-35683	90-0779788
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

818 W. 7th St., Suite 220, Los Angeles, CA	90017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 430-7000

15821 Ventura Blvd., Suite 100, Encino, CA

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 11, 2015, CU Bancorp (the “Company”) and California United Bank, CU Bancorp’s wholly owned subsidiary (the “Bank”) received notification from Board of Directors member Lester Sussman of his intent to resign from the Board of Directors of both the Company and the Bank, at a date which has yet to be precisely determined. Mr. Sussman serves as the Chairman of the Company’s Audit and Risk Committee and has been designated as the Company’s “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K under the Securities and Exchange Act of 1934. The Company and the Bank have not identified a successor audit committee financial expert at this time. Mr. Sussman has indicated his intent to remain a Board member until his successor is in place, or October 31, 2015, whichever occurs first. Mr. Sussman has advised the Company that he has no disagreement with the Company on any matters relating to the Company’s accounting, operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CU Bancorp

Dated: June 16, 2015	By:	/s/ Anita Y. Wolman
Anita Y. Wolman
Executive Vice President and General Counsel

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